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                                                           EXHIBIT NO. 99.9(b)

                              LEGAL OPINION CONSENT


I consent to the incorporation by reference in this Post-Effective Amendment No. 37 to the Registration Statement (File Nos. 33-1657 and 811-4492) (the "Registration Statement") of MFS(R) Series Trust X (the "Trust"), of my opinion dated March 12, 2001 appearing in Post-Effective Amendment No. 33 to the Trust's Registration Statement, which was filed with the Securities and Exchange Commission on March 16, 2001.




                                 JAMES R. BORDEWICK, JR.
                                 --------------------------------------------
                                 James R. Bordewick, Jr.
                                 Assistant Clerk and Assistant Secretary

Boston, Massachusetts
November 26, 2001